UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On March 12, 2014, Mobivity Holdings Corp., a Nevada corporation (the Company”), entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with SmartReceipt, Inc., a Delaware corporation (“SmartReceipt”).  The closing of the transactions under the Asset Purchase Agreement took place on March 12, 2014.  Pursuant to the Asset Purchase Agreement, the Company acquired all of the assets of SmartReceipt in exchange for:

•	the Company’s payment at closing of $2.212 million of cash, net of a $150,000 loan made by the Company to SmartReceipt in January 2014;
•	the Company’s issuance of 504,884 shares of its $0.001 par value common stock; and
•
The Company’s earn-out payment of 200% of the “eligible revenue” of the Company over the 12 month period following the close of the transaction (“earn-out period”).  The “eligible revenue” will consist of: 100% of Company revenue derived during the earn out period from the sale of SmartReceipt products and services to certain SmartReceipt clients as of the close (the “designated SmartReceipt clients”); plus 50% of Company revenue derived during the earn out period from the sale of Company products and services to the designated SmartReceipt clients, plus 50% of the Company revenue derived during the earn out period from the sale of SmartReceipt products and services to Company clients who are not designated SmartReceipt clients.  The earn-out payment will be payable in common shares of the Company (valued at the Closing VWAP) no later than the 90th day following the end of the earn-out period.  For purposes of the foregoing, the “Closing VWAP” means the volume weighted average trading price of the Company’s common stock for the 90 trading days preceding the initial close of the transactions under the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, SmartReceipt has agreed that 50% of the shares issuable to SmartReceipt or its shareholders at the initial closing will be held back by the Company for a period of 12 months and will be subject to cancellation based on indemnification claims of the Company.

The Asset Purchase Agreement included customary representations, warranties, and covenants by the Company and SmartReceipt.  The transaction is further described in the press release issued by the Company on March 13, 2014, a copy of which is filed herewith as Exhibit 99.1.  The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned Asset Purchase Agreement contained in Exhibit 10.1, which is incorporated herein by reference.

Securities Purchase Agreement

On March 10, 2014, the Company entered into a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors in connection with a proposed private placement of up to 6,000,000 units of the Company’s securities at a price of $1.00 per unit for the gross proceeds of up to $6,000,000.  Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five year period, at an exercise price of $1.20 per share.  The Securities Purchase Agreement includes customary representations, warranties, and covenants by the investors and the Company, and an indemnity from the Company.  Pursuant to the terms of the Registration Rights Agreement, the Company agreed to cause a resale registration statement covering the common shares made part of the units to be filed by May 15, 2014.  The Registration Rights Agreement also provides that the Company must make certain payments as liquidated damages to the investors if it fails to timely file the registration statement and cause it to become effective.

An initial closing of the units was completed on March 12, 2014.  As of March 17, 2014, the Company has sold 5,028,000units for the gross proceeds of $5,028,000.  The Company expects to conduct additional closings for up to an additional $972,000 within the next several days of the filing of this report.  The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned Securities Purchase Agreement, Registration Rights Agreement and form of common stock purchase warrant contained in Exhibits 10.2, 10.3 and 4.1, respectively, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 12, 2014, the Company completed its acquisition of the assets of SmartReceipt, Inc., a Delaware corporation, pursuant to an Asset Purchase Agreement dated March 12, 2014.  The terms of the acquisition are reported in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On March 12, 2014, the Company issued 504,884 shares of its common stock to SmartReceipt, Inc., a Delaware corporation, pursuant to an Asset Purchase Agreement dated March 12, 2014.  The terms of the transaction are reported in Item 1.01 above.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”) and Rule 506(b) thereunder.  There were no commissions paid by the Company in connection with the issuance of the shares to SmartReceipt.

On March 12, 2014, the Company conducted the first closing of the transactions contemplated by the Securities Purchase Agreement described in Item 1.01 above.  As of March 17, 2014, the Company has sold 5,028,000 units for the gross proceeds of $5,028,000.  Each unit consists of one share of the Company’s common stock and a common stock purchase warrant to purchase one-quarter share of the Company’s common stock, over a five year period, at an exercise price of $1.20 per share.  The units were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder.  Emerging Growth Equities, Ltd. (“EGE”) acted as placement agent for the private placement and received $345,835 in commissions from the Company.  In addition, for its services as placement agent, the Company issued to EGE warrants to purchase an aggregate of 345,835 units, as defined above, exercisable for a period of five years from the closing date, at an exercise price of $1.00 per unit.

Item 7.01 Regulation FD Disclosure

On March 12, 2014, the Company completed its acquisition of the assets of SmartReceipt, Inc., a Delaware corporation (“SmartReceipt”), pursuant to an Asset Purchase Agreement dated March 12, 2014.  The terms of the acquisition are reported in Item 1.01 above.  SmartReceipt was founded as a Delaware corporation in May 2004.  SmartReceipt is engaged in the business of developing and marketing mobile marketing technologies and solutions.  The company’s principal product is a proprietary and patented mobile marketing app designed to transform traditional retail transaction receipts for members of the quick service restaurant (QSR) industry into “smart” receipts that feature coupons and special offers for consumers.  The company employs a SaaS-based monthly recurring revenue business model with most of its client base within the QSR industry.  Its customers pay a set monthly fee per location for use of the service.  The SmartReceipt solution is compatible with over 80% of Point-of-Sale (POS) systems available in the marketplace today and transmits the printed receipt data from POS systems to SmartReceipt’s cloud-based platform, enabling the QSR to store transactional data and dynamically control the receipt content in real-time.  SmartReceipt’s clients include Subway, Baskin-Robbins, Dairy Queen and others.  SmartReceipt’s offices are located at 55 Castilian Drive, Santa Barbara, CA 89134.

In 2013, SmartReceipt generated approximately 61% of its revenue from sales to Subway franchisees.  SmartReceipt’s customer relationships with Subway franchisees are on a month-to-month basis.  As a result, the customer may cancel at any time.  In addition, SmartReceipt’s agreement with the corporate franchisor of Subway (authorizing SmartReceipt to sell to individual franchisees) may be terminated by the franchisor without cause on 30 days’ notice.  If the franchisor terminates the agreement for any reason, then SmartReceipt would be required to immediately cease all sales to Subway franchisees.

The following summary financial data is derived from the unaudited financial statements of SmartReceipt.  The information is only a summary and does not include all of the information contained in the SmartReceipt financial statements.  In addition, the unaudited financial statements of SmartReceipt from which the summary information was derived do not include all of the adjustments and information required by generally accepted accounting principles.

	Twelve Months Ended December 31,
	2013	2012	2011
Statement of Operations Data:	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$833,035	$449,323	$360,090
Gross profit	$255,674	$255,853	$79,907
Operating loss	$(566,759)	$(1,170,530)	$(1,132,076)

December 31, 2013
Balance Sheet Data:	(Unaudited)

Total assets	$293,244
Total liabilities	$1,225,449
Stockholders’ equity	$(932,105)

Item 9.01 Financial Statements and Exhibits

(a) and (b)

The Company intends to file by way of amendment to this Form 8-K the historical and pro forma financial statements of SmartReceipt, Inc., a Delaware corporation, required by this Item 9.01 within 71 days of the required filing date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

4.1	Form of Common Stock Purchase Warrant sold pursuant to Securities Purchase Agreement dated March 10, 2014 between Registrant and the investors named herein.	Filed herewith
10.1	Asset Purchase Agreement dated March 12, 2014 between Registrant and SmartReceipt, Inc.	Filed herewith
10.2	Form of Securities Purchase Agreement dated March 10, 2014 between Registrant and the investors named herein.	Filed herewith
10.3	Form of Registration Rights Agreement dated March 10, 2014 between Registrant and the investors named herein.	Filed herewith
99.1	Press release dated March 13, 2014 announcing the SmartReceipt acquisition.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

March 18, 2014	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer